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                                                                    EXHIBIT 23.1





                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Community First Bankshares, Inc. of our report dated January 23, 1997, except
Note 3, as to which the date is February 28, 1997, included in the 1996 Annual Report to Shareholders of Community First Bankshares, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-44921) and in the related Prospectus pertaining to the Community First Bankshares, Inc. 1987 Stock Option Plan and in the Registration Statement (Form S-8, No. 33-48160) and in the related Prospectus pertaining to the Community First Bankshares, Inc. 401(k) Retirement Plan of our report dated January 23, 1997, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.




Minneapolis, Minnesota
March 24,1997